FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2002

Allegheny Energy, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	I-267 (Commission File Number)	13-5531602 (IRS Employer Identification Number)

10435 Downsville Pike
Hagerstown, Maryland 21740-1766

(Address of principal executive offices)

Registrant’s telephone number,
Including area code:  (301) 790-3400

Item 1 - 6.	Not applicable
Item 7.	Exhibits Exhibit 99.1 Press Release dated December 19, 2002. Exhibit 99.2 Allegheny Energy Supply Company, LLC selected financial information.
Item 8.	Not applicable
Item 9.	Regulation FD Disclosure

The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act.

On December 19, 2002, Allegheny Energy, Inc. issued the press release attached as Exhibit 99.1, and the selected financial information for its subsidiary Allegheny Energy Supply Company, LLC attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Allegheny Energy, Inc. /S/ BRUCE E. WALENCZYK Bruce E. Walenczyk Senior Vice President and Chief Financial Officer

Dated:   December 19, 2002